CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 1206 and Amendment No. 1208 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated June 11, 2026, relating to the special purpose schedules of investments and related notes of Separately Managed International Portfolio A and Separately Managed International Portfolio B, and to the references to our firm in the Prospectus and Statement of Additional Information.

/s/    TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 24, 2026